UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) held on May 23, 2012, the stockholders elected each of the Company’s seven nominees to serve on the Company’s Board of Directors until the next annual meeting, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and approved the compensation of the Company’s named executive officers on an advisory basis.

The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
G. Edward Evans	24,038,296	1,052,491	3,322,266
Edward M. Greenberg	24,095,177	995,610	3,322,266
Robert C. Hawk	23,289,431	1,801,356	3,322,266
James P. Hynes	23,886,112	1,204,675	3,322,266
Lawrence M. Ingeneri	24,140,956	949,831	3,322,266
Timothy A. Samples	24,062,709	1,028,078	3,322,266
Rian J. Wren	23,903,228	1,187,559	3,322,266

Accordingly, each of the seven nominees received a majority of votes cast in favor of that director’s election and was elected.

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	28,264,367	87,575	61,111

Accordingly, a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	20,635,800	4,432,449	22,538	3,322,266

Accordingly, a majority of votes cast in the advisory vote on executive compensation were “for” the approval of executive compensation as disclosed in the Company’s proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: May 24, 2012	/s/ Robert M. Junkroski
Name: Robert M. Junkroski
Title: Chief Financial Officer